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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and "Selected Historical Consolidated Financial Information and Other Data" and to the use of our reports dated October 11, 2002 for Online Data Corporation, October 16, 2002 for E-Commerce Exchange, Inc., October 25, 2002 for First Merchants Bancard Services, Inc., October 31, 2002 for 1st National Processing, Inc., November 6, 2002 for iPayment, Inc., and November 22, 2002 for
CardSync Processing, Inc., in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-101705) and related Prospectus of iPayment, Inc. dated January 15, 2003.


/s/ Ernst & Young LLP


Los Angeles, California
January 15, 2003